Exhibit 99.(11)(b)

June 29, 2012

Morgan Stanley Institutional Fund, Inc.

on behalf of its Frontier Emerging Markets Portfolio

522 Fifth Avenue

New York, New York  10036

Re:                               Morgan Stanley Institutional Fund, Inc., a Maryland corporation (the “Fund”)

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Fund in connection with the Fund’s Registration Statement on Form N-14 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof, relating to the transfer of all the assets of Morgan Stanley Frontier Emerging Markets Fund, Inc., a Maryland corporation (“Frontier Emerging Markets Fund”), to the Frontier Emerging Markets Portfolio of the Fund (the “Frontier Emerging Markets Portfolio”), in exchange for the issuance of shares of Class I common stock, par value $0.001 per share (“Common Stock”), of the Frontier Emerging Markets Portfolio (the “Shares”) and the assumption of the liabilities of Frontier Emerging Markets Fund by the Frontier Emerging Markets Portfolio, all pursuant to the terms of the Agreement and Plan of Reorganization dated as of April 25, 2012 between Frontier Emerging Markets Fund and the Fund, on behalf of the Frontier Emerging Markets Portfolio (the “Agreement”).  The number of Shares to be issued pursuant to the Registration Statement is to be determined as provided in Section 2.3 of the Agreement.

In our capacity as Maryland corporate counsel to the Fund and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)                                   the corporate charter of the Fund, represented by Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on June 16, 1988, and the articles supplementary, articles of amendment and other charter documents filed with, and accepted for record by, the Department subsequent to June 16, 1988 through the date hereof (collectively, the “Charter”);

(ii)                                the Bylaws of the Fund, as amended and restated as of June 20, 2007 (the “Bylaws”);

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(iii)                             certain resolutions duly adopted by the Board of Directors of the Fund (collectively, the “Directors’ Resolutions”);

(iv)                            a certificate of Stefanie V. Chang Yu, the Vice President of the Fund, and Mary E. Mullin, the Secretary of the Fund, dated as of a recent date (the “Officers’ Certificate”), to the effect that, among other things, the Charter, the Bylaws and the Directors’ Resolutions are true, correct and complete, and that the Charter and the Bylaws have not been rescinded or modified and are in full force and effect as of the date of the Officers’ Certificate, and certifying as to the manner of adoption of the Directors’ Resolutions, and as to the authorization for issuance of the Shares;

(v)                               the Agreement;

(vi)                            the Registration Statement in substantially the form filed or to be filed with the Commission;

(vii)                         a status certificate of the Department, dated as of a recent date, to the effect that the Fund is duly incorporated and existing under the laws of the State of Maryland; and

(viii)                      such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinion set forth below, we have assumed the following:

(a)                                each person executing any of the Documents on behalf of a party (other than the Fund) is duly authorized to do so;

(b)                               each natural person executing any of the Documents is legally competent to do so;

(c)                                the Officers’ Certificate and all other certificates submitted to us are true and correct when made and as of the date hereof and without regard to any knowledge qualifiers contained therein;

(d)                               any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all representations, certifications, statements and information contained in the

Documents are true and complete without regard to any knowledge qualifiers contained therein; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(e)                                each of the parties thereto has duly and validly authorized, executed and delivered the Agreement and each other instrument, document and agreement in connection with the transactions contemplated by the Agreement to which such party is a signatory, and such party’s obligations set forth therein are its legal, valid and binding obligations, enforceable in accordance with their respective terms; and

(f)                                  upon each issuance of Shares of the applicable class of the Frontier Emerging Markets Portfolio, the total number of shares of such class of the Frontier Emerging Markets Portfolio issued and outstanding, after giving effect to such issuance, will not exceed the total number of shares of such class of the Frontier Emerging Markets Portfolio that the Fund is authorized to issue under its Charter.

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

(1)                                The Fund is duly incorporated and validly existing as a corporation in good standing under the laws of the State of Maryland.

(2)                                The issuance of the Shares has been duly authorized by all necessary corporate action on the part of the Fund and when such Shares are issued and delivered by the Fund as contemplated by the Registration Statement and the Agreement against payment of the consideration therein described, such Shares will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law.  We express no opinion as to the applicability or effect of the Investment Company Act of 1940, as amended, the Securities Act or any other federal or state securities laws, including the securities laws of the State of Maryland.  To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention.  We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

Dechert LLP may rely upon this opinion, in its capacity as securities counsel to the Fund, in connection with the registration of the Shares and in rendering its opinions to the Fund in connection therewith.

We consent to your filing this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Ballard Spahr LLP